CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective  Amendment to the

Registration Statement on Form N-1A of the Black Pearl Focus Fund and to the use

of our report dated  February 1, 2007 on the financial  statements and financial highlights  of the  Black  Pearl  Focus  Fund.  Such  financial  statements  and financial highlights appear in the 2006 Annual Report to Shareholders,  which is incorporated by reference into the Statement of Additional Information.




                                                  /s/ TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 27, 2007